Exhibit 99.1

The Glimpse Group Sharpens Focus as a Pureplay Physical AI Company with Strategic Divestment

Transition reflects the strategic direction set with the appointment of CEO Tyler Gates and the Company’s new board

ASHBURN, VA – July 7, 2026 — The Glimpse Group, Inc. (NASDAQ: GGRP) (“Glimpse” or the “Company”) today announced the sale of Glimpse Learning, LLC, a non-core legacy asset, continuing the Company’s transformation into a pureplay Physical AI infrastructure company anchored by its subsidiary, Brightline Interactive (“Brightline”), and its SpatialCore platform.

The divestment is the latest step in a strategic shift Glimpse began earlier this year, when it named Tyler Gates as Chief Executive Officer, seated a new board chaired by Ret. Admiral Scott Swift and received a $1.85-million capital infusion.

A Streamlined, Mission-Focused Company

Glimpse is directing its resources and management’s attention toward Brightline and SpatialCore, the open standards-based interoperability and operational-context platform that gives technologies like drones, robotics, autonomous vehicles, digital twins and AI models a shared, real-time understanding of the physical world.

Traditional methods for integrating autonomous systems often require nearly a year of development; however, SpatialCore is designed to reduce this timeline to just several weeks. It was designed in partnership with the US Navy and is used in live operations.

“Our strategic focus as a company is pointed at a key opportunity: giving autonomous systems a shared, governed understanding of the physical world they operate in,” said Tyler Gates, Chief Executive Officer of The Glimpse Group. “Glimpse’s strategy remains sequenced around deepening its footprint within the Department of War, extending into the defense-industrial base through OEM partnerships, and addressing the broader commercial autonomy market.

“Physical AI will require the kind of common operational framework that Brightline has spent over a decade building,” said Ret. Admiral Scott Swift, Chairman of the Board. “One that lets machines and decision-makers operate off the same picture of reality, in whatever domain they compete in. Speed matters in this environment, and a focused company is a faster company.”

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com

About Brightline Interactive and The Glimpse Group

Brightline Interactive is the Physical AI and spatial computing subsidiary of The Glimpse Group, Inc. (NASDAQ:GGRP). Brightline builds SpatialCore, an open standards-based interoperability and operational context platform that enables autonomous systems, AI agents, sensors and digital twins to operate from a shared understanding of the physical world. SpatialCore is deployed in live U.S. Navy operations and is built on open data standards backed by NVIDIA, Apple, and the major robotics and simulation platforms. Brightline holds Cooperative Research and Development Agreements with both the U.S. Navy and U.S. Army. For more information, visit brightlineinteractive.com.

Cautionary Statement on Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements related to Brightline Interactive’s strategy, market position, product development, partnership activities, and business expansion plans. The word “will,” “strategy,” or the negative of this word or other similar terms are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based upon current plans and strategies of The Glimpse Group, Inc. and Brightline Interactive and reflect their current assessment of the risks and uncertainties related to their business as of the date of this press release. The Glimpse Group assumes no obligation to update any forward-looking statements contained in this press release. Such statements are subject to known and unknown risks, uncertainties, and assumptions, and actual results could differ materially from those expressed or implied. Factors that may cause actual results to differ materially include, without limitation, market conditions, competitive developments, and the other risks detailed in The Glimpse Group’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Company Contact

Tyler Gates, CEO, The Glimpse Group

(703) 594-7496

tyler@brightlineinteractive.com

Media Contact

brightline@samsonpr.com

21745 Red Rum Dr., Suite 242, Ashburn, VA 20147 || brightlineinteractive.com